1 Exhibit 99.1

Fellow Shareholders, Last quarter in my first call as CEO I made two commitments to all of you. First, I promised direct and clear explanation of my priorities for driving growth and improving the performance of both our Terrestrial & Wireless Networks segment and our Satellite & Space Communications segment. Second, I stated that my top priority was to strengthen our balance sheet. So let me again - this quarter - speak directly and clearly about these priorities. Today, Comtech’s balance sheet is now stronger. Specifically, thanks to a concerted effort from our Board and key leaders on our management team, Comtech negotiated and secured a new credit facility, comprising a $60 million revolver and a $162 million term loan that matures in 2028. With this refinancing behind us, our balance sheet should no longer distract the markets from the fundamental value of our businesses, or from our very real opportunities and long-proven capacity for innovation. It can once again support the improved performance and growth we anticipate as Comtech continues to deliver best-in-class communications solutions to our customers around the world. Importantly, it means we can turn our focus toward my next priority: improving our cash conversion cycle, in particular, accelerating the liquidation of our unbilled receivables. John Ratigan, Interim CEO Today, our balance sheet is now stronger: Comtech negotiated and secured a new $60 million revolver and a $162 million term loan that matures in 2028. 2

Put simply, for the first time since Comtech began its much-needed transformation, we now have a balance sheet that’s properly aligned with our near- and medium-term operating goals, and the space to fully implement operational improvements. Our refinancing is not the only good news we have for shareholders. I want to be sure to highlight a recent, important win for our Terrestrial & Wireless business. Following a competitive process, on May 16th, the Commonwealth of Massachusetts voted to award Comtech a five-year contract, with a five-year extension option, for the operations and maintenance of their statewide next generation 911 (NG911) public safety system. The initial value of this contract is in excess of $140 million, with the potential to expand if extended for an additional five years. These wins - combined with our recent $48 million contract extension with the State of Washington - not only demonstrate Comtech is a trusted partner in the public safety space, but also prove our ability to capitalize on opportunities with existing and future customers as they face upgrade cycles and a shifting technology landscape. The bottom line: Comtech continues to win significant business as a trusted provider of critical communications infrastructure, which speaks directly to the value of our people, our technology, and Comtech’s ability to meet our customers’ most pressing needs. 3 Comtech continues to win significant business as a trusted provider of critical communications infrastructure.

Before going into further detail on our financial results, I’d like to emphasize one final, higher-level point. Comtech has a longstanding history of providing mission-critical communication solutions to its customers. In this country, for example, it’s easy to take a 911 call for granted. But making sure that those calls have the public safety result they should is an extraordinarily complex problem, and Comtech is at the forefront of the technology that solves it. We play a similar, critical role in satellite and space markets - providing communications infrastructure that ensures people, businesses, and governments can connect anywhere on earth, under any conditions. This mission-critical role and capability is what I want our investors to remember, and hope the markets reconsider. The fact is that our ability to develop and deliver superior technology remains fully intact. And Comtech’s underlying value as one of just a few businesses in the world that can do what we can do remains unchanged. In the past two years, the needed improvement of our business has been interrupted by unexpected events. That justifiably impacted the confidence of our stakeholders, and the lengthy negotiations to address our financing did not help, subsequently giving rise to doubts about the basic value of the business itself. I firmly believe, however, that time is over. While we have much to prove and much to do, I continue to believe in the underlying value of our two business segments and their end markets. We see not only growing demand from our traditional buyers, but upgrade cycles in public safety, and emergent markets in satellite and space communications. I’ll discuss some key developments ahead, but first, let me highlight elements of Comtech’s financial performance for the third quarter of FY 2024. 4 While we have much to prove and much to do, I continue to believe in the underlying value of our two business segments, and their end markets.

Consolidated Net Sales decreased roughly 6% year-over- year to $128.1 million, compared to $136.3 million in the third quarter of fiscal 2023. This represents a sequential decline from $134.2 million in the second quarter of fiscal 2024. 5 Our Third Quarter Results: Highlights Our results for the quarter ended April 30 reflect business operations prior to the execution of our debt refinancing, and we believe that uncertainties relating to the timing and completion of this refinancing had a moderating effect on our financial performance. *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q Gross Margin was 30.4%, compared to 31.7% in our third quarter of fiscal 2023, and 32.2% in our second quarter of fiscal 2024. Consolidated Operating Loss improved on a year-over-year basis to ($3.5) million, compared to ($5.3) million in the third quarter of fiscal 2023, but a sequential decline relative to the $3.0 million operating income achieved in the second quarter of fiscal 2024. Adjusted EBITDA* was $11.9 million (9.3% margin), slightly down year-over-year as compared to $12.5 million (9.2% margin) in the third quarter of fiscal 2023, and a sequential decline from $15.1 million (11.3% margin) in the second quarter of fiscal 2024.

We have asked investors to view operating income as a way to measure business performance, and this is still the case. At the segment level, our Satellite & Space Communications and Terrestrial & Wireless Networks businesses collectively generated $8.5 million in operating income. Layering in corporate overhead and other costs (including CEO transition expenses), the Company generated a consolidated operating loss of $3.5 million. Our Consolidated Net Bookings of $101.7 million and Net Backlog of $653.4 million make clear that there is strong demand for Comtech’s technology, platform solutions, and equipment. As I said earlier, I believe this demand will grow over time, as many of our end markets are themselves expanding – something we have highlighted to investors over the course of these past few months in articles published on our website. Regarding our unbilled receivables, Comtech often competes for large, multi-year contracts (typically, a combination of highly-specialized hardware, software, and services). Once contracted, GAAP rules require that we carefully measure and evaluate our costs and progress in developing these solutions. We are required to, every quarter, book revenues that fairly reflect the incremental value of the work completed (as well as the costs) based on these evaluations. This application of accounting rules as it relates to recognizing revenue is not the same as our invoicing and payment collections cycle - which are defined by the terms of the contract. We recognize revenue as value is created, while we bill and collect money as the contract dictates. As I wrote earlier, the acceleration of our cash conversion cycle is now my top operational priority, and I want shareholders to know I am fully committing to managing our unbilled receivables downward. Finally, and as we discuss more fully below, I want to leave our investors with one key takeaway: with our refinancing completed, I expect a positive impact on our go-forward financial performance. 6 The acceleration of our cash conversion cycle is now my top operational priority, and I want shareholders to know I am fully committing to managing our unbilled receivables downward. *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q

Commonwealth of Massachusetts Next Generation 911 On May 21, we announced that, following a competitive process, the Commonwealth of Massachusetts approved executing a contract with Comtech for the continued operation and maintenance of their statewide next generation 911 (NG911) public safety system. The contract has an initial five-year period with a contract value in excess of $140 million and an optional five-year extension, increasing total potential value of the contract to over $250 million over a decade. The Comtech team began working with Massachusetts in 2014, developing, implementing and operating a secure, IP-based NG911 system that could process 911 requests from existing public networks via a modern and more flexible infrastructure. This renewal - combined with our recent $48 million public safety contract win extension with the State of Washington - not only demonstrates Comtech is a trusted partner in the public safety space, but also proves our ability to capitalize on opportunities with existing or future customers as they face upgrade cycles amidst a shifting technology landscape. Recent Key Developments: New Business in Public Safety 7

Satellite & Space Communications • Awarded over $13.5 million of funded orders from the U.S. Army for VSAT equipment and related services • Awarded over $6.0 million of funding from the U.S. Army for cyber training related solutions • Won over $5.5 million in operational support and maintenance orders from the Japan Aerospace Exploration Agency • Awarded over $5.0 million of funding from a Canadian customer to upgrade a previously deployed troposcatter system • Won an order from an international military, which is evaluating our COMETTM troposcatter solutions, which we believe could lead to larger scale troposcatter opportunities in the future Terrestrial & Wireless Networks • Extended critical NG-911 services for a large county in a Midwestern state with a total potential value exceeding $10.0 million • Extended our short messaging service ("SMS") software engineering services to a large international mobile network operator; such extension is valued at over $7.0 million • Awarded a multi-year NG-911 call handling services contract, aggregating over $4.0 million, for PSAPs located in Canada Recent Key Developments: Third Quarter Wins 8

My tenure as CEO began just a few months ago, and even then, I’m still not the newest member of our leadership team. One thing I’ve learned over time is that you can’t build a great business without great people. Similarly, I believe that you must have something special to offer if you’re going to attract exceptional talent. At Comtech, we do, and I believe our ability to onboard exceptional individuals speaks volumes about the strength of our businesses, and the magnitude of the opportunities ahead. In March, we announced the appointment of public safety industry veteran Jeff Robertson as the new President of our Terrestrial & Wireless Networks (T&W) business segment. As we noted at the time, Jeff’s hire creates a real advantage for Comtech: he’ll be an excellent steward for a T&W business that is already extremely competitive – as demonstrated by our recently-announced contract win with the Commonwealth of Massachusetts. We’re thrilled to have Jeff on board – and so are our customers, who are looking for a trusted partner to help them prepare to implement reliable, powerful next-generation public safety solutions over the coming years. For investors, we believe Jeff will surface and unlock the value of this business. Following Jeff’s hire, we made two more key additions to our leadership team in the T&W segment: Tom Guthrie, who will serve as T&W’s Chief Operating Officer, and John Whitehead, who will be General Manager of the Safety & Security Technologies (SST) unit. Both will be instrumental in accelerating growth into this expanding market opportunity by working closely with our customers to expand our solution offerings and strengthening operations in each of T&W’s three product lines. Recent Key Developments: New People In the Satellite & Space Communications segment, we just welcomed Roly Rigual as VP of Business Development and Sales. Roly is well- known across the industry for his expertise and ability to drive growth - both in terms of topline sales, but also in terms of building teams. In addition, Roly has a keen understanding of how to anticipate and meet the unique needs of government and defense customers, and his presence at Comtech will position us to better serve and grow share in this key customer segment. I’m proud to say that I don’t think Comtech has ever had a deeper, and stronger, bench than it does today. We expect our talented management team to continue to drive operating success, and create shareholder value. 9 I’m proud to say that I don’t think Comtech has ever had a deeper, and stronger, bench than it does today.

RESULTS 10

$101.7M Net Bookings 30.4% Gross Profit Margin FISCAL Q3 2024 CONSOLIDATED RESULTS $11.9M Adjusted EBITDA* ($3.5M) GAAP Operating Loss $128.1M Net Sales *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q 11

CONSOLIDATED RESULTS



Consolidated Net Bookings (millions)
$102.8
$142.6
$185.6
$141.8
$101.7
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Consolidated net bookings for Q3 fiscal 2024 were $101.7 million, representing a quarterly book-to-bill ratio of 0.79x. Key bookings include over $13.5 million of funded orders from the U.S. Army for VSAT equipment and related services, a multi-year extension for critical NG-911 services for a large county in a Midwestern state valued at over $10.0 million, an extension of our short messaging service ("SMS") software engineering services to a large international mobile network operator valued at over $7.0 million, over $6.0 million of funding from the U.S. Army for cyber training solutions, over $5.5 million in operational support and maintenance orders from the Japan Aerospace Exploration Agency, over $5.0 million of funding from a Canadian customer to upgrade a previously deployed troposcatter system, as well as an order from an international military, who is evaluating our COMET™ troposcatter solutions and a multi-year NG-911 call handling services contract, aggregating over $4.0 million, for PSAPs located in Canada. Backlog was $653.4 million as of April 30, 2024, compared to $662.2 million as of July 31, 2023 and $668.4 million as of April 30, 2023.



Consolidated Net Sales (millions)
$136.3
$148.8
$151.9
$134.2
$128.1
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

For Q3 fiscal 2024, we recorded $128.1 million of consolidated net sales. Compared to Q3 fiscal 2023, our consolidated net sales decreased $8.2 million, or 6.0%, reflecting lower net sales in our Satellite & Space Communications segment offset, in part, by an increase in net sales in our Terrestrial & Wireless Networks segment.

Fluent in the Future™

12 COMTECH™

CONSOLIDATED RESULTS 13 Operating loss in Q3 fiscal 2024 was $3.5 million, compared to operating income in Q2 fiscal 2024 of $3.0 million, and an operating loss of $5.3 million in Q3 fiscal 2023. The decrease in operating income primarily reflects lower consolidated net sales and lower consolidated gross profit (both in dollars and as a percentage of consolidated net sales) and higher Unallocated selling, general and administrative expenses due to our One Comtech and People Strategy initiatives, offset in part by lower research and development expenses in both of our reportable operating segments. Operating loss in Q3 fiscal 2024 also includes $2.5 million of CEO transition costs that were not present in the prior quarter. ($5.3) $1.1 $2.1 $3.0 ($3.5) Consolidated Operating Income (Loss) (millions) Q3 FY23 Q3 FY24 Q2 FY24Q1 FY24Q4 FY23 Adjusted EBITDA was $11.9 million, or 9.3% of consolidated net sales, in Q3 fiscal 2024, as compared to $15.1 million, or 11.3% in Q2 fiscal 2024 and $12.5 million, or 9.2%, in Q3 fiscal 2023. Compared to Q3 fiscal 2023, Adjusted EBITDA, in dollars, primarily reflects lower consolidated net sales and lower consolidated gross profit (both in dollars and as a percentage of consolidated net sales) and higher Unallocated selling, general and administrative expenses due to our One Comtech and People Strategy initiatives, offset in part by lower research and development expenses in both of our reportable operating segments. 9.2% 12.7% 12.1% 11.3% 9.3% Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Consolidated Adjusted EBITDA* Margin *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q

Terrestrial & Wireless Networks Terrestrial & Wireless Networks segment net sales were $56.6 million for the quarter, an increase of 1.8% from Q2 fiscal 2024 and 4.6% from Q3 fiscal 2023. Segment net sales for the most recent quarter primarily reflects higher net sales of our NG-911 and call handling services, offset in part by lower net sales of our location-based solutions. 14 $54.1 $54.6 $49.5 $55.6 $56.6 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Terrestrial & Wireless Networks Net Sales (millions)

Terrestrial & Wireless Networks: By the Numbers

Terrestrial & Wireless Networks Net Bookings (millions)



$25.3
$57.1
$48.4
$74.2
$40.7
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Net bookings in the Terrestrial & Wireless Networks segment totaled $40.7 million during the quarter. Key bookings include a multi-year extension for critical NG-911 services for a large county in a Midwestern state valued at over $10.0 million, an extension of our short messaging service ("SMS") software engineering services to a large international mobile network operator valued at over $7.0 million and a multi-year NG-911 call handling services contract, aggregating over $4.0 million, for PSAPs located in Canada.

Terrestrial & Wireless Networks Adjusted EBITDA* Margin



16.9%
20.8%
19.5%
24.7%
20.0%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Operating income in Q3 fiscal 2024 was $5.7 million or 10.1% of related segment net sales, compared to operating income of $3.1 million or 5.8% in Q3 fiscal 2023. Q3 fiscal 2024 Adjusted EBITDA was $11.3 million, or 20.0% of related segment net sales, reflecting an improvement from the $9.2 million of Adjusted EBITDA, or 16.9%, reported in Q3 fiscal 2023. The increases in our Terrestrial & Wireless Networks segment's operating income, as well as Adjusted EBITDA, both in dollars and as a percentage of related segment net sales, for Q3 fiscal 2024, reflect lower gross profit percentage on related segment net sales more than offset by lower research and development and selling, general and administrative expenses.

*For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q

Fluent in the Future™

15 COMTECH™

Satellite & Space Communications 16 Satellite & Space Communications net sales were $71.4 million for the quarter, a decrease of $10.8 million as compared to Q3 fiscal 2023. Segment net sales primarily reflect higher net sales of our troposcatter solutions to U.S. government end customers (including progress toward delivering next-generation troposcatter terminals to both the U.S. Marine Corps and U.S. Army), more than offset by lower net sales of high power solid state amplifiers related to the PST Divestiture in November 2023, COMETTM troposcatter terminals to an international customer, and VSAT SATCOM equipment for the U.S. Army. $82.2 $94.2 $102.4 $78.6 $71.4 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Satellite & Space Communications Net Sales (millions)

Satellite & Space Communications: By the Numbers



Satellite & Space Communications Net Bookings (millions)
$77.5
$85.5
$137.1
$67.6
$61.0
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Net bookings in the Satellite & Space Communications segment totaled $61.0 million for the quarter. Key bookings include over $13.5 million of funded orders from the U.S. Army for VSAT equipment and related services, over $6.0 million of funding from the U.S. Army for cyber training solutions, over $5.5 million in operational support and maintenance orders from the Japan Aerospace Exploration Agency and over $5.0 million of funding from a Canadian customer to upgrade a previously deployed troposcatter system, as well as an order from an international military, who is evaluating our COMET™ troposcatter solutions.



Satellite & Space Communications
Adjusted EBITDA* Margin
7.7%
13.3%
14.8%
9.0%
10.1%
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24

Operating income in Q3 fiscal 2024 was $2.8 million or 3.9% of related segment net sales, compared to operating income of $0.1 million or 0.1% in Q3 fiscal 2023. Q3 fiscal 2024 Adjusted EBITDA was $7.2 million, or 10.1% of related segment net sales, an increase from the $6.4 million of Adjusted EBITDA, or 7.7%, reported in Q3 fiscal 2023. The increases in our Satellite & Space Communications segment's operating income, as well as Adjusted EBITDA, both in dollars and as a percentage of related segment net sales, for Q3 fiscal 2024 reflect lower related segment net sales and gross profit, more than offset by lower research and development and selling, general and administrative expenses.

*For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q

Fluent in the Future™

17 COMTECH™

18 Outlook: 18 What’s Next With a stronger balance sheet and key additions to our team, Comtech could not be in a better position to take advantage of the opportunities before us. Challenges do lie ahead, including elevated interest rates, inflation, and continuing resolutions associated with the U.S. Federal budget which may cause order and production delays, disruptions in component availability, increased pricing both for labor and parts, and higher logistics and operational costs. In the near-term, we expect net sales and Adjusted EBITDA* for Q4 fiscal 2024 to be similar to Q3 of fiscal 2024. This is based on a combination of factors in addition to our recent refinancing: ● We have made excellent additions to our leadership team. ● Our financial performance will benefit from our operational transformation. ● Our people, technology, and equipment are best in class, evidenced by our continuing success in winning new business. ● And, our existing end markets are growing, while entirely new markets are coming into view. Given this positive momentum, I’m excited to lead Comtech forward at this moment in time, and I expect it won’t be long before the markets come to appreciate – and properly value – our business. John With a stronger balance sheet and key additions to our team, Comtech could not be in a better position to take advantage of the long-term opportunities before us. Given the timing of our refinancing, in the near-term, we expect net sales and Adjusted EBITDA* for Q4 fiscal 2024 to be similar to Q3 of fiscal 2024. *For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 49 of our Fiscal 2024 Q3 Report on Form 10-Q

APPENDIX 19

20 Conference Call Information We have scheduled an investor conference call for 8:30 AM (ET) on Tuesday, June 18, 2024. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtech.com. Alternatively, investors can access the conference call by dialing (800) 267-6316 (domestic), or (203) 518-9783 (international) and using the conference I.D. "Comtech." A replay of the conference call will also be available by dialing (888) 566- 0152 (domestic), or (402) 220-9186 (international) through Tuesday, July 2, 2024. About Comtech Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages our global presence, technology leadership, and decades of experience to create the world’s most innovative communications solutions. For more information, please visit www.comtech.com. Comtech Investor Relations Maria Ceriello (631) 962-7102 investors@comtech.com Appendix: • Cautionary Statement Regarding Forward-Looking Statements • Condensed Consolidated Statements of Operations (Unaudited) • Condensed Consolidated Balance Sheets (Unaudited) • Use of Non-GAAP Financial Measures Cautionary Statement Regarding Forward-Looking Statements Certain information in this shareholder letter contains forward-looking statements, including but not limited to, information relating to our future performance and financial condition, plans to address our ability to continue as a going concern, plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: our ability to access capital and liquidity so that we are able to continue as a going concern; our ability to successfully implement changes in our executive leadership; the possibility that the expected synergies and benefits from acquisitions and or restructuring activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated successfully; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing our "One Comtech" transformation and integration of individual businesses into two segments; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions, including as a result of Russia's military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our New Credit Facility; risks associated with our large contracts; risks associated with supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission ("SEC").

21 Comtech Telecommunications Corp. and Subsidiaries Consolidated Statements of Operations

22 Comtech Telecommunications Corp. and Subsidiaries Consolidated Balance Sheet (Unaudited)

23 Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this shareholder letter contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation expense, amortization of intangibles, amortization of stock-based compensation, amortization of cost to fulfill assets, CEO transition costs, restructuring costs, strategic emerging technology costs (for next-generation satellite technology), change in fair value of the convertible preferred stock purchase option liability, and, in the past, write-off of deferred financing costs, acquisition plan expenses, COVID-19 related costs, facility exit costs, proxy solicitation costs and strategic alternatives analysis expenses and other. Our definition of Adjusted EBITDA is different than the Consolidated EBITDA (as such term is defined in our Prior Credit Facility and New Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct our business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non- GAAP measures in the tables herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non- GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in our SEC filings. We have not quantitatively reconciled our fiscal 2024 Adjusted EBITDA outlook to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

24 Reconciliations of our GAAP consolidated operating income (loss), net loss attributable to common stockholders and net loss per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net (loss) income attributable to common stockholders and Non- GAAP net (loss) income per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effective income tax rate can differ materially from our GAAP effective income tax rate. * Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the three and nine months ended April 30, 2024 was computed using weighted average diluted shares outstanding of 28,936,000 and 28,948,000, respectively; for the three and nine months ended April 30, 2023 was computed using weighted average diluted shares outstanding of 28,498,000 and 28,353,000, respectively; and for Fiscal 2023 was computed using weighted average diluted shares outstanding of 28,376,000.

25 Reconciliations of our GAAP consolidated operating income (loss), net loss attributable to common stockholders and net loss per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net (loss) income attributable to common stockholders and Non- GAAP net (loss) income per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effective income tax rate can differ materially from our GAAP effective income tax rate. * Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the three and nine months ended April 30, 2024 was computed using weighted average diluted shares outstanding of 28,936,000 and 28,948,000, respectively; for the three and nine months ended April 30, 2023 was computed using weighted average diluted shares outstanding of 28,498,000 and 28,353,000, respectively; and for Fiscal 2023 was computed using weighted average diluted shares outstanding of 28,376,000.

Thank You 26